Exhibit 3.1.4




                            CERTIFICATE OF FORMATION

                                       OF

                          SYNDICATED BLOOMINGTON I LLC


                  The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:


                  FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is:


                          SYNDICATED BLOOMINGTON I LLC


                  SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are the Corporation Service Company, 2711 Centerville Road Suite 400, New Castle County, Wilmington, Delaware 19808.




Dated: November 1, 2001




                                         By:      /s/ David W. Sloan
                                              -----------------------------
                                                  Name: David W. Sloan
                                                  Title:   Authorized Person